                                                                   Exhibit 10.24


    FACILITIES INTERCONNECT, CONSTRUCTION, OWNERSHIP AND OPERATION AGREEMENT
                                    BETWEEN

                             TRUNKLINE GAS COMPANY

                                      AND

                         LSP ENERGY LIMITED PARTNERSHIP

                                      FOR

                                 M&R _________

                           PANOLA COUNTY, MISSISSIPPI

    FACILITIES INTERCONNECT, CONSTRUCTION, OWNERSHIP AND OPERATION AGREEMENT

This Facilities Interconnect, Construction, Ownership and Operation Agreement ("Agreement") is made this 28th day of January, 2000 by and between Trunkline Gas Company ("TGC"), a Delaware Corporation with its principal office in Houston, Texas and LSP Energy Limited Partnership ("LSPE"), a Delaware Limited Partnership, with its principal office in Batesville, Mississippi.

                                  WITNESSETH:

WHEREAS, TGC is a natural gas transmission company rendering gas transportation service to the public; and

WHEREAS, LSPE is engaged in the generation of electricity as an independent power producer in the State of Mississippi; and

WHEREAS, TGC has requested an interconnection ("Interconnection") between the 24-inch pipeline owned by Panola County or a successor governmental authority (the "County Entity") and leased to LSPE (the "LSPE Pipeline"), at approximate survey station 110+00, and TGC's 36-inch and 30-inch Line Nos. 100-3 and 100-2, valve section 81, at approximate milepost 328.22, in Panola County, Mississippi, for the purpose of delivering up to 240 MMSCFD of natural gas from TGC Line Nos. 100-3 and 100-2; and

WHEREAS, TGC and one or more parties with contractual arrangements to use or benefit from the use of the LSPE Pipeline ("Potential Shippers") may enter into, a transportation service agreement for gas to be delivered to such Potential Shipper through the use of the Interconnection; and

WHEREAS, TGC has examined information provided by or on behalf of the affected Potential Shippers, and has determined that the installation of the Interconnection is required to accommodate actual gas load, in compliance with TGC's construction policies, and is willing to facilitate the installation of such Interconnection under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, above, and the mutual covenants hereinafter set forth, TGC and LSPE (the "Parties" hereto; each is a "Party") agree as follows:

                                   ARTICLE I
                       FACILITY DESCRIPTION AND LOCATION
                       ---------------------------------

1.01 The Interconnection shall collectively consist of the installation of the facilities comprising the "Interconnecting Facilities" and the facilities comprising the "LSPE Tap Facilities", each as defined below. The LSPE Tap Facilities shall consist of those facilities required by LSPE to accept gas at the point of connection between the LSPE Pipeline and TGC and which are more particularly described as the LSPE Tap Facilities as listed in Exhibit A, a letter agreement dated as of September 1, 1999 by and among LSPE and TGC, attached hereto and incorporated herein by this reference. The Interconnecting Facilities shall consist of those facilities required by TGC to deliver gas to the LSPE Pipeline including the following:

      A.    The measuring and regulating station ("M&R") which includes:

            1. A single 16-inch multipath ultrasonic meter run plus associated piping, valves, and an inlet and/or outlet insulating flange (the "Meter Run").

            2. Pressure regulation and/or overpressure protection equipment plus associated piping and valves.

            3. Flow control equipment to provide remote flow control throttling capability and remote emergency shut-in capability by TGC's Houston Gas Control Department.

            4.    All applicable instrumentation

      B. The electronic gas measurement equipment ("EGM") consisting of the EGM building, differential and static pressure transmitters, temperature transmitters, RTU, communications (telephone or radio) equipment, chromatograph and associated equipment and instrumentation.

      C. The Connecting Piping, consisting of the 16-inch piping between the upstream insulating flange of the LSPE Tap Facilities and the insulated flange downstream of the M&R piping (the "Connecting Piping").

      D. The Hot Taps, consisting of a 12-inch tap valve, a 12-inch check valve and an insulating flange on Line Nos. 100-3 and 100-2, including all piping between such tap valve, check valve and insulating (the "Hot Taps").

      E. The Lateral Line, consisting of approximately 1,000-feet of 16-inch pipeline between the Hot Taps and the M&R (the "Lateral").

      F. Any other required equipment or materials necessary to affect the Interconnection not specifically included in the LSPE Tap Facilities.

1.02 The Interconnecting Facilities are more specifically set out in Exhibit B, attached hereto and incorporated herein by this reference.

                                   ARTICLE II
                  ENGINEERING, CONSTRUCTION AND RIGHTS-OF-WAY
                  -------------------------------------------

2.01 REGULATORY FILING AND PERMITTING - TGC, or its designee, at its sole cost and expense shall prepare and file any necessary FERC filings and exhibits, in regard to the Interconnecting Facilities. LSPE shall support such filings, provided such support shall not impose any cost on or otherwise adversely impact LSPE. Additionally, TGC shall secure all permits required for the Interconnecting Facilities.

2.02 DESIGN, MATERIAL SPECIFICATION AND PROCUREMENT, CONSTRUCTION AND PROJECT MANAGEMENT - TGC, or its designee, at its sole cost and expense, shall carry out design, material specification and procurement, construction and project management of the Interconnecting Facilities. All designs will be in accordance with DOT Title 49 CFR Part 192 and applicable federal, state and local safety regulations, TGC specifications and in accordance with sound and prudent natural gas pipeline industry practices. The measurement equipment shall be designed in accordance with the latest edition of specifications prescribed by the American Gas Association Measurement Committee Report No. 3, 3rd Edition, February 1991, or any revision thereof, effective on the date of execution. The Hot Taps, Lateral, M&R and Connecting Piping shall be designed consistent with the MAOP of the upstream pipeline or the MAOP of the LSPE Pipeline as applicable. All electrical equipment will be designed, installed and inspected in accordance with the latest edition of the National Electric Code (ANSI/NFPA 70) and all applicable TGC Engineering Standards and Specifications. All hazardous area classifications will be determined using AGA Report XFO 277. All hazardous area classifications will be approved by a TGC representative.

2.03 RIGHTS-OF-WAY - TGC shall acquire easement rights for the Interconnecting Facilities.

2.04 COMMUNICATIONS - TGC shall provide to LSPE EGM compiled data through an RS 232 port. At a minimum, the signal from the EGM shall provide real time pressure, temperature, and flow information. Under normal situations TGC will utilize solar power and radio communications. If circumstances require otherwise, TGC, at its expense, shall install the necessary commercial electrical power and telephone communications.

                                  ARTICLE III
                                   OWNERSHIP

3.01 TGC shall own the Interconnecting Facilities. Demarcation of the change of ownership between the Interconnection Facilities owned by TGC and the LSPE Tap Facilities owned by the County Entity is set forth in the attached Exhibit B.

3.02 TGC shall be responsible for 100% of the costs and expenses incurred by TGC to install the Interconnecting Facilities.

                                   ARTICLE IV
                   OPERATION AND MAINTENANCE RESPONSIBILITIES
                   ------------------------------------------

4.01 TGC or its designee, at its expense, shall operate, maintain, repair, and replace the Interconnecting Facilities in accordance with the requirements of any federal, state or other governmental agency having jurisdiction and in accordance with sound and prudent natural gas pipeline industry practice.

4.02 The EGM shall calculate the custody transfer gas volumes through the M&R. Dekatherm volumes will be calculated on a dry BTU basis. TGC shall have the right to shut-in the Interconnection without prior notice to LSPE in accordance with TGC's FERC Gas Tariff as effective from time to time. TGC's gas control center located in Houston, Texas ("TGC Gas Control"), however, will notify LSPE's designated fuel manager or gas control center ("LSPE Gas Control") as soon as practicable thereafter.

4.03 The M&R shall include a Meter Run sufficient to measure all gas volumes flowing to LSPE's pipeline. The M&R shall measure the flowing gas pressures and volume pursuant to the proper nomination of gas volumes as mutually agreed upon by TGC and LSPE or it's designee. The measurements and nominations shall be in accordance with TGC's FERC gas tariff. TGC shall incorporate a properly sized flow control valve or valves in the Interconnection Facilities to control the nominated volume over the complete range from 0.5 MMSCFD to 240 MMSCFD.

4.04 TGC shall operate and maintain its overpressure protection devices and shall inspect and test the overpressure protection devices on an annual basis to establish that such is properly operated in accordance with DOT Title 49 CFR
Part 192 regulations. The overpressure protection devices shall be set at a pressure not to exceed 892 psig, which equals 104% LSPE's pipeline MAOP.

4.05 Remote operation of TGC's control valves shall be controlled by TGC Gas Control in Houston.

4.06 TGC or its designee, at its expense, shall be solely responsible for upkeep and maintenance of the Interconnecting Facilities, including the exterior of the M&R and Connecting Piping subject hereto including but not limited to painting and rust protection relevant to same as well as upkeep of the grounds surrounding same. Such grounds upkeep responsibilities shall include but not be limited to painting, fencing, vehicular access road repair and maintenance and mowing.

4.07 LSPE shall operate and maintain or cause to be operated and maintained the LSPE Tap Facilities, as determined necessary in its discretion, pursuant to its agreements with the Potential Shippers and in accordance with prudent natural gas pipeline industry practice; provided that, in no event shall LSPE have any obligation or liability to TGC with respect to such operation and maintenance.

4.08 All gas delivered by TGC to LSPE at the Interconnection Facilities shall conform to the specifications set forth in the General Terms and Conditions of TGC's FERC Gas Tariff.

4.09 TGC shall deliver gas at the Interconnection Facilities at TGC's prevailing line pressure; provided, however, that consistent with the notice provided by LSPE Gas Control, TGC shall control the line pressure or volume of its deliveries through the Interconnection as necessary to permit gas to enter the LSPE Pipeline from TGC concurrently with any gas being delivered at such time from any other pipeline source.

4.10 The reading, testing, calibrating, and/or adjusting of the TGC EGM or any custody transfer measurement facilities shall be performed and paid for by TGC. Testing and calibrating of the measurement facilities and any adjustments for inaccuracies related thereto, shall be performed in accordance with TGC's Tariff and with TGC's applicable measurement standards.

4.11 TGC shall provide LSPE with reasonable advance notice of the reading, testing, calibrating, inspection, repair, changing and/or adjusting of the TGC EGM or any custody transfer measurement facilities. LSPE may have representatives and/or designees present during the time that such work is being performed. TGC shall also provide LSPE with reasonable advance written notice of all scheduled maintenance or repair work on such facilities. For any maintenance or repair work which could reasonably result in interruption or curtailment of gas deliveries to the affected Potential Shipper at the point of connection between the Interconnecting Facilities and the LSPE Tap Facilities., TGC shall use commercially reasonable efforts to perform such work during the maintenance outages of LSPE's Power Plant or such other times as are agreeable to LSPE, and TGC shall use commercially reasonable efforts to complete such work in the shortest time practicable.

                                   ARTICLE V
                                  NOTIFICATION
                                  ------------

5.01 All notices and other communications between the Parties, unless otherwise specifically provided, shall be in writing and deemed to have been duly given when delivered in person, by national courier or by the United States Postal Service, addressed as follows:

If to LSPE:

            Attn: Plant Manager, Batesville Generation Facility
            LSP Energy Limited Partnership
            200 Industrial Drive
            P.O. Box 1168
            Batesville, MS 38606
            Phone (662) 563-1330

With copy to:

            Attn: Batesville Project Manager
            LSP Energy Limited Partnership
            c/o LS Power, LLC Two Tower Center, 20th Floor
            East Brunswick, NJ 08816
            Phone (732) 249-6750
            Fax (732) 249-7290

If to TGC:

      FOR PAYMENTS:  As instructed on the invoice.

      FOR ALL OTHER COMMUNICATIONS:

      1.    Prior to facilities being placed in service:

            Keith Teague
            Trunkline Gas Company
            5444 Westheimer, Room WT 462
            Houston, Texas 77056
            (713) 989-7451
            (713) 989-1126 (Fax)

      2.    After facilities are placed in service:

            Technical Operations Superintendent
            Trunkline Gas Company
            8100 Big Lake Road
            Lake Charles, Louisiana  70605
            (318) 478-4202
            (318) 475-4239 (Fax)

or to such other address as either Party from time to time may designate for itself.

                                   ARTICLE VI
                                  LIABILITIES
                                  -----------

6.01 (A) EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, LSPE SHALL INDEMNIFY AND HOLD HARMLESS THE TGC INDEMNIFIED PARTIES (AS HEREINAFTER DEFINED) FROM AND AGAINST THE CLAIMS AND ACTIONS (AS HEREINAFTER DEFINED), AND UPON DEMAND BY TGC SHALL PROTECT AND DEFEND THE TGC INDEMNIFIED PARTIES FROM SUCH CLAIMS AND ACTIONS, ASSERTED OR SUFFERED BY OR ARISING IN FAVOR OF ANY THIRD PARTY, INCLUDING, WITHOUT LIMITATION, LSPE'S CONTRACTORS OR SUBCONTRACTORS OF EVERY TIER, THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES AND INVITEES OF LSPE OR LSPE'S CONTRACTORS OR SUBCONTRACTORS OF EVERY TIER, ONE OR MORE OF THE TGC INDEMNIFIED PARTIES OR ANY THIRD PARTIES, AND SHALL PAY ANY AND ALL JUDGMENTS OR REASONABLE SETTLEMENTS OF ANY KIND OR NATURE (TO INCLUDE INTEREST) AS WELL AS COURT COSTS, REASONABLE ATTORNEYS' FEES AND EXPENSES, AND ANY REASONABLE EXPENSES INCURRED IN ENFORCING THIS INDEMNITY PROVISION, INCURRED BY, IMPOSED UPON OR RENDERED AGAINST ONE OR MORE OF THE TGC INDEMNIFIED PARTIES ON ACCOUNT OF ANY CAUSE OR CAUSES IN CONNECTION WITH INJURIES (INCLUDING DEATH) TO ANY PERSON OR DAMAGE TO OR DESTRUCTION OF ANY PROPERTY OR ANY CLAIM UNDER ANY LAW PRETAINING TO THE PROTECTION OF HEALTH, SAFETY OR THE ENVIRONMENT, TO THE EXTENT SUSTAINED AS THE RESULT OF THE ACTIVITIES OR OMISSIONS OF LSPE IN CONNECTION WITH THIS AGREEMENT, WHETHER BEFORE OR AFTER COMPLETION OF SUCH ACTIVITIES, WHETHER BASED ON CONTRACT, ON TORT, OR PURSUANT TO ANY STATUTE, RULE OR REGULATION, AND REGARDLESS OF WHETHER THE CLAIMS AND ACTIONS ARE FORESEEABLE OR UNFORESEEABLE OR ARE FOUNDED IN WHOLE OR IN PART UPON THE JOINT, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF ONE OR MORE OF THE TGC INDEMNIFIED PARTIES.

6.01 (B) EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, TGC SHALL INDEMNIFY AND HOLD HARMLESS THE LSPE INDEMNIFIED PARTIES (AS HEREINAFTER DEFINED) FROM AND AGAINST THE CLAIMS AND ACTIONS (AS HEREINAFTER DEFINED), AND UPON DEMAND BY LSPE SHALL PROTECT AND DEFEND THE LSPE INDEMNIFIED PARTIES FROM SUCH

CLAIMS AND ACTIONS, ASSERTED OR SUFFERED BY OR ARISING IN FAVOR OF ANY THIRD PARTY, INCLUDING, WITHOUT LIMITATION, TGC'S CONTRACTORS OR SUBCONTRACTORS OF EVERY TIER, THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES AND INVITEES OF TGC OR TGC'S CONTRACTORS OR SUBCONTRACTORS OF EVERY TIER, ONE OR MORE OF THE LSPE INDEMNIFIED PARTIES OR ANY THIRD PARTIES, AND SHALL PAY ANY AND ALL JUDGMENTS OR REASONABLE SETTLEMENTS OF ANY KIND OR NATURE (TO INCLUDE INTEREST) AS WELL AS COURT COSTS, REASONABLE ATTORNEYS' FEES AND EXPENSES, AND ANY REASONABLE EXPENSES INCURRED IN ENFORCING THIS INDEMNITY PROVISION, INCURRED BY, IMPOSED UPON OR RENDERED AGAINST ONE OR MORE OF THE LSPE INDEMNIFIED PARTIES ON ACCOUNT OF ANY CAUSE OR CAUSES WHATSOEVER IN CONNECTION WITH INJURIES (INCLUDING DEATH) TO ANY PERSON OR DAMAGE TO OR DESTRUCTION OF ANY PROPERTY OR ANY CLAIM UNDER ANY LAW PRETAINING TO THE PROTECTION OF HEALTH, SAFETY OR THE ENVIRONMENT, TO THE EXTENT SUSTAINED AS THE RESULT OF THE ACTIVITIES OR OMISSIONS OF TGC IN CONNECTION WITH THIS AGREEMENT, BEFORE OR AFTER COMPLETION OF SUCH ACTIVITIES, WHETHER BASED ON CONTRACT, ON TORT, OR PURSUANT TO ANY STATUTE, RULE OR REGULATION, AND REGARDLESS OF WHETHER THE CLAIMS AND ACTIONS ARE FORESEEABLE OR UNFORESEEABLE OR ARE FOUNDED IN WHOLE OR IN PART UPON THE JOINT, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF ONE OR MORE OF THE LSPE INDEMNIFIED PARTIES.

6.02  As used herein the following terms shall have the following meanings:

      a. "CLAIMS AND ACTIONS" shall mean any and all direct or indirect claims, demands, actions, causes of action, suits, right of recovery for any relief or damages, debts, accounts, damages, costs, losses, liabilities and expenses (including, without limitation, interest, court costs, reasonable attorneys' fees and expenses, and other reasonable costs of defense), of any kind or nature including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act, and federal and state equivalents.

      b. "TGC INDEMNIFIED PARTIES" shall mean TGC, TGC's affiliates, and the officers, directors, employees, agents and representatives of each of such parties.

      c. "LSPE INDEMNIFIED PARTIES" shall mean LSPE, LSPE's affiliates, and the officers, directors, employees, agents and representatives of each of such parties.

6.03 In the event that any statute or rule of law should be held applicable to any indemnity clause in favor of one or more of the TGC Indemnified Parties or the LSPE Indemnified Parties which would render void, voidable, or unenforceable any such indemnity clause as to any party by reason of any provisions contained therein, then and in only such event, such indemnity clause shall be deemed modified and read, construed and enforced as to such party with respect to the provisions held to violate the statute or rule of law to require indemnity by the indemnifying party to the fullest extent required by such indemnity provision modified and limited only to the degree or extent necessary to bring such indemnity into compliance with such statute or rule of law, but otherwise, the indemnity shall remain in full force and effect and binding upon the parties hereto.

6.04 THE PARTIES HERETO AGREE THAT NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN ANY MANNER RELATED TO THIS AGREEMENT.

6.05 Each Party acknowledges and agrees that in no event shall any partner, shareholder, owner, officer, director, employee, or affiliate of either Party be personally liable to the other Party for any payments, obligations, or performance under this Agreement, or any breach or failure of performance of either Party. The sole recourse for payment or performance of the obligations hereunder shall be against a Party and not against any other Person.

                                  ARTICLE VII
                                  ASSIGNMENTS
                                  -----------

7.01 Any person who succeeds by purchase, merger, or consolidation to all, or substantially all, of the properties of either TGC or LSPE shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement. This Agreement shall be binding and will inure to the benefit of the successors, nominees and assignees of the Parties. No assignment of this Agreement, or any right or obligation hereunder, shall be made without the prior written notice to, and consent of, the other Party (which shall not be unreasonably withheld), except that any Party shall have the right to assign this Agreement to any financially responsible affiliate (with equal or higher credit rating) without the prior written consent of the other Party and no prior consent is required if the assignment is carried out pursuant to Paragraph 7.03 or Paragraph 7.04 below.

7.02 Nothing contained herein shall prevent or restrict either Party from pledging, granting a security interest in, or assigning as collateral all or any portion of such Party's interest in this Agreement to secure any debt or obligation of such Party under any mortgage, deed, trust, security or similar instrument. TGC shall cooperate with LSPE in delivering the necessary consent to assignment and other documentation reasonably required by lenders in connection with any future LSPE financing.

7.03 Nothing contained herein shall prevent or restrict LSPE from assigning all or any portion of its interest in this Agreement to the County Entity in connection with its financing of infrastructure related to LSPE's Power Plant; provided however, that any such assignment shall relieve LSPE of its obligations and liabilities under this Agreement only to the extent such obligations and liabilities are assumed and accepted by such entity.

                                  ARTICLE VIII
                                      TERM
                                      ----

8.01 This Agreement shall become effective upon acceptance hereof by TGC and LSPE and shall remain in effect unless terminated as provided below.

8.02 Upon the cessation of the transportation of gas through the Interconnection Facilities for a period of twelve consecutive months, either party may terminate this Agreement upon thirty days prior written notice to the other. In the event of such termination, either party, at it own expense, may disconnect it's facilities from the facilities of the other party in accordance with prudent natural gas industry practice.

                                   ARTICLE IX
                                     AUDITS
                                     ------

9.01 LSPE reserves the right to audit data used to perform volume, BTU, and dekatherm calculations. TGC agrees to provide such requested data.

                                   ARTICLE X
                                 MISCELLANEOUS
                                 -------------

10.01 TGC makes no representation, warranty or guarantee, express or implied, by this Agreement that it will deliver natural gas at this proposed point of Interconnection. This Agreement is not an agreement to transport natural gas. This Agreement shall in no way require LSPE to accept gas from TGC.

10.02 Each Party shall promptly notify the other of any action, circumstance, condition, or reasonably likely potential occurrence that would reasonably be expected to have a material effect on the ability of such Party to perform its intended obligations under this Agreement.

10.03 Except in connection with such maintenance as required or permitted under this Agreement, no Party shall remove any facilities or equipment constructed pursuant to this Agreement until all transportation services through the facilities have ceased. Six (6) months' written notice of any Party's intent to remove facilities must be given to the other prior to removal of any facilities. Notwithstanding the foregoing LSPE shall have the right to interrupt or terminate the use of the LSPE Tap Facilities or the LSPE Pipeline in accordance with its agreements with the Potential Shippers and shall have no obligation or liability to TGC with respect to such interruption or termination.

10.04 THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF MISSISSIPPI, EXCEPT FOR THE CONFLICT OF LAWS PROVISIONS THEREOF WHICH WOULD REFER A PARTY TO THE LAWS OF ANOTHER JURISDICTION.

10.05 This Agreement is expressly made subject to all statutes and/or regulations of any governmental body having jurisdiction.

10.06 Transportation services rendered by TGC will initially be performed pursuant to a transportation agreement entered into with the affected Potential Shipper under the TGC open-access transportation blanket certificate or any successor thereto and shall be subject to the applicable provisions of the TGC transportation tariff.

10.07 TGC shall, as to those facilities which it is to install hereunder, utilize reasonable efforts to install same in a prompt manner. It is, however, recognized and stipulated that limitations as to availability of personnel and/or materials, and the ability to obtain or acquire or any delays in obtaining or acquiring any necessary permits or other authorizations and/or easements, may cause delays in the installation of such facilities.

10.08 LSPE represents and warrants to TGC that LSPE has all requisite power and authority to permit the Interconnection contemplated by this agreement.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year above first written.


TRUNKLINE GAS COMPANY


By: /s/ Jeryl Mohn
   --------------------------------
Title: Vice President
      -----------------------------


LSP ENERGY LIMITED PARTNERSHIP


By:  LSP Energy, Inc.,
     its general partner

By: /s/ Clarence J. Heller
   --------------------------------
Name:  Clarence J. Heller
Title: Executive Vice President

                                 [LETTERHEAD]


                                                               September 1, 1999

Mr. Michael P. Witzing
Vice President
LSP Energy Limited Partnership
C/o LS Power, LLC
Two Tower Center, 10th Floor
East Brunswick, New Jersey 08816

                                                                     Page 1 of 1
Re:  Facilities Modification Agreement
     Tap Facilities
     Panola County, Mississippi


Dear Mr. Witzing:

Trunkline Gas Company ("TGC") and LSP Energy Limited Partnership ("LSPE") have agreed to undertake the modifications contemplated herein to the LSPE 24-inch pipeline traversing Panola County, Mississippi ("LSPE Pipeline").

Accordingly, LSPE and TGC hereby agree to the following:

1. The term "Tap Facilities" shall mean the 24"x24"x16" tee, 16-inch valve and related flanges and piping to be installed at approximate survey station 110+00 on the LSPE Pipeline, located in Section 1, T8S R9W, Panola County, Mississippi. Such Tap Facilities are more fully described and defined in "Exhibit A", attached hereto and made a part hereof for all purposes.

2. Subject to the execution and delivery of the agreement referenced in paragraph 3, LSPE agrees to cause the Tap Facilities to be designed and installed on the LSPE Pipeline. All designs will be in accordance with DOT Title 49 CFR Part 192, and applicable federal, state, and local safety regulations and in accordance with sound and prudent natural gas pipeline industry practices. LSPE shall prepare and file any necessary governmental filings and exhibits, and make any required governmental reports, in regard to its construction or operation of the Tap Facilities. Additionally, LSPE shall secure all required clearances, permits and easements in regard to the Tap Facilities. TGC shall fully support any filings and all clearance and permit applications related to the Tap Facilities. LSPE may assign all or part of its rights and obligations under this agreement.

3. In accordance with the terms and conditions of a separate agreement between TGC and Universal Ensco, Inc. ("Universal"), TGC shall reimburse Universal for 100% of the actual costs and expenses that are incurred to install and/or arrange for the installation of the Tap Facilities, including any costs to acquire easements, clearances and permits.

4. LSPE shall own the Tap Facilities. Nothing contained within this Agreement shall be deemed to allow, or create any obligation on the part of LSPE to permit, TGC to interconnect to the Tap Facilities. Any such right to interconnect will require a separate interconnection agreement. LSPE shall enter into good faith negotiations with TGC for the purpose of establishing such a separate interconnection agreement.

If you are in agreement with the terms of this Agreement, please indicate by signing in the space provided below and return the originals to TGC for execution. A fully executed copy will be returned for your files.

Sincerely,

[SIGNATURE]

R.K. Teague


AGREED AND ACCEPTED                    AGREED AND ACCEPTED
this 1st day of September, 1999        this 3rd day of September, 1999

LSP Energy Limited Partnership         TRUNKLINE GAS COMPANY

BY: Michael P. Witzing                 BY: Jeryl Mohn
    -----------------------------          -------------------------------
TITLE: Vice President                  TITLE: Vice President
       --------------------------             ----------------------------

                                                                       EXHIBIT A



                                [GRAPH TO COME]

                                                                       EXHIBIT B



                                [GRAPH TO COME]